Execution Version

AMENDMENT

TO

CUSTODIAN AGREEMENT

This Amendment to Custodian Agreement (the “Amendment”) is made as of January 20, 2022, by and between Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the “Custodian”), and The Advisors’ Inner Circle Fund III (the “Fund”), each acting respectively on its own behalf or through Brown Brothers Harriman & Co. or an affiliate entity of the respective Fund, as its general partner, managing member, investment advisor, managing member of a general partner, and/or similar capacity (the “Manager”).

WHEREAS, the Custodian and the Fund entered into the Custodian Agreement, dated as of November 25, 2014 (as amended, modified, and/or supplemented from time to time) (the “Agreement”);

WHEREAS, pursuant to section 12.2 of the Agreement, the parties wish to amend the Agreement in accordance with the terms and conditions set forth in this Amendment below;

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1.       Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2.       The Agreement is hereby amended as of the date hereof as follows:

(a)	The Fund listed below shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable:

Legal & General Global Developed Equity Index Fund
Legal & General Cash Flow Matched Bond Fund
Legal & General U.S. Credit Fund

Legal & General Retirement Income 2040 Fund

(b)	Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto;

3.       Miscellaneous.

(a)       Except as specifically amended hereby, all of the terms and conditions of the Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with their terms.

Execution Version

(b)       This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c)       This Amendment shall be construed in accordance with and be governed by the laws of the State of New York, without regard for the principles of conflict of laws thereof, and subject to the exclusive jurisdiction of the courts of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Eruch A. Mody
Name:	Eruch A. Mody
Title:	Senior Vice President

THE ADVISORS’ INNER CIRCLE FUND III

By:	/s/ James Bernstein
Name:	James Bernstein
Title:	Vice President & Secretary

Execution Version

SCHEDULE I

TO

THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III

AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

List of Funds as of January 20, 2022

Knights of Columbus Core Bond Fund

Knights of Columbus International Equity Fund

Knights of Columbus Large Cap Growth Fund

Knights of Columbus Large Cap Value Fund

Knights of Columbus Small Cap Fund

Knights of Columbus Limited Duration Fund

Knights of Columbus Global Real Estate Fund

Knights of Columbus Long/Short Equity Fund

Knights of Columbus U.S. All Cap Index Fund

MetLife Multi-Sector Fixed Income Fund (f/k/a Logan Circle Partners Multi-Sector Fund)

MetLife High Yield Fund (f/k/a Logan Circle Partners High Yield Fund)

MetLife Core Plus Fund (f/k/a Logan Circle Partners Core Plus Fund)

PineBridge Dynamic Asset Allocation Fund

FS Chiron Capital Allocation Fund

RWC Global Emerging Equity Fund

GQG Partners Emerging Markets Equity Fund

Ninety-One Global Franchise Fund

FS Chiron SMID Opportunities Fund

Penn Mutual AM Strategic Income Fund (f/k/a Penn Mutual AM Unconstrained Bond Fund)

GQG Partners U.S. Select Quality Equity Fund

KBI Global Investors Aquarius Fund

Ninety-One Emerging Markets Equity Fund

Mesirow Financial High Yield Fund

Mesirow Financial Small Cap Value Sustainability Fund

Mesirow Financial Enhanced Core Plus Fund

Nicholas Partners Small Cap Growth Fund

GQG Partners Global Quality Equity Fund

Penn Mutual AM 1847 Income Fund

Rayliant Quantamental China Equity Fund

CCT Thematic Equity Fund

First Foundation Fixed Income Fund

First Foundation Total Return Fund

SouthernSun Small Cap Fund

SouthernSun U.S. Equity Fund

ARGA Emerging Markets Value Fund

ARGA International Value Fund

Legal & General Long Duration U.S. Credit Fund

GQG Partners International Quality Dividend Income Fund

GQG Partners US Quality Dividend Income Fund

GQG Partners Global Quality Dividend Income Fund

Ninety One Global Environment Fund

Ninety One International Franchise Fund

Execution Version

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley International Value Fund

FS Multi-Strategy Alternatives Fund

FS Managed Futures Fund

FS Chiron Real Asset Fund

Legal & General Global Developed Equity Index Fund

Legal & General Cash Flow Matched Bond Fund

Legal & General U.S. Credit Fund

Legal & General Retirement Income 2040 Fund

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